As filed with the U.S. Securities and Exchange Commission on October 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

+1 (441) 824-8101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Wilmington, DE 19808

(866) 846-8765

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank F. Rahmani John T. McKenna Alison A. Haggerty Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Marc D. Jaffe Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-213891)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, $0.000017727 par value per common share	1,725,000	$15.00	$25,875,000	$2,999

(1)	Includes 225,000 common shares that the underwriters have the option to purchase.
(2)	The 1,725,000 common shares to be registered pursuant to this Registration Statement are in addition to the 14,950,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-213891).
(3)	Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Myovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-213891) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on September 30, 2016, and which the Commission declared effective on October 26, 2016.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of common shares offered by the Registrant by 1,725,000 shares, 225,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional common shares of the Registrant. The additional common shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of October, 2016.

MYOVANT SCIENCES LTD.

By:	/s/ Lynn Seely, M.D.
Lynn Seely, M.D. Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn Seely, M.D. Lynn Seely, M.D.	Principal Executive Officer and Director	October 26, 2016

/s/ Frank Karbe Frank Karbe	Principal Financial and Accounting Officer	October 26, 2016

* Mark Altmeyer	Director	October 26, 2016

* Wayne DeVeydt	Director	October 26, 2016

* Keith Manchester, M.D.	Director	October 26, 2016

* Vivek Ramaswamy	Director	October 26, 2016

* Kathleen Sebelius	Director	October 26, 2016

*By:	/s/ Lynn Seely, M.D.
Lynn Seely, M.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Prior Registration Statement (File No. 333-213891), as filed with the Commission on September 30, 2016).